                                                            EXHIBIT (17)(b)


MERRILL LYNCH GLOBAL GROWTH FUND, INC.


OFFICERS AND DIRECTORS


Arthur Zeikel, President and Director
Donald Cecil, Director
M. Coyler Crum, Director
Edward H. Meyer, Director
Jack B. Sunderland, Director
J. Thomas Touchton, Director
Fred G. Weiss, Director
Terry K. Glenn, Executive Vice President
Norman R. Harvey, Senior Vice President
Donald C. Burke, Vice President
Lawrence R. Fuller, Vice President and
  Portfolio Manager
Gerald M. Richard, Treasurer
Philip M. Mandel, Secretary

CUSTODIAN
State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02101

TRANSFER AGENT
Merrill Lynch Financial Data Services, Inc.
4800 Deer Lake Drive East
Jacksonville, FL 32246-6484
(800) 637-3863

                       MERRILL LYNCH GLOBAL GROWTH FUND, INC., FEBRUARY 28, 1998



DEAR SHAREHOLDER



We are pleased to provide you with the first shareholder report for Merrill Lynch Global Growth Fund, Inc. The Fund seeks long-term growth of capital by investing in a diversified portfolio of equity securities of issuers located in various foreign countries and the United States. In this and future reports to shareholders, we will provide information on the Fund's performance, discuss our investment strategies, and highlight some of the Fund's holdings.

Merrill Lynch Global Growth Fund, Inc. commenced operations on October 31, 1997. Since inception through February 28, 1998, the Fund's Class A, Class B, Class C and Class D Shares had total returns of +12.20%, +11.80%, +11.80% and +12.10%, respectively. (Investment results shown do not reflect sales charges, and would be lower if sales charges were included. Complete performance information, including aggregate total returns, can be found on pages 4 and 5 of this report to shareholders.)

The Fund's performance reflects our overweighting of banking and finance, insurance and financial service companies in western Europe and Canada, as well as our limiting the Fund's weighting in Asian stock markets, including Japan. A negative factor for the Fund during this initial investment period was the decline in stock prices of a few of the portfolio's US companies in the telecommunications equipment, computer, computer software and oil service industries. The prospective earnings of companies in these industries have been perceived to be particularly vulnerable to the recessions developing in major Asian countries, including Japan.


THE ENVIRONMENT

The start-up of the Fund occurred during a very volatile period for the world's developing stock markets. Merrill Lynch Global Growth Fund, Inc. is focused on equity investments in primarily large-capitalization growth companies in the developed equity markets. However, the steep declines in currency values and local stock markets in the emerging markets of Asia also affected the developed stock markets of Europe and North America. Investor concerns have related to the potential declines in earnings for global companies, which have significant product and/or service markets in Asia. We recognized the possibility of a slowdown in real business activity around the world as a result of governmental austerity programs in the major Asian countries. However, we believed the stock price declines experienced in October and November of 1997 in most of the developed countries' equity markets represented an opportunity to invest the proceeds of the record $1.2 billion initial public offering of the Fund at relatively attractive valuations.

Quarterly earnings reports released in early 1998 for the fourth quarter of 1997 have helped to reduce the concerns regarding the negative effects of the developing Asian crisis on individual companies. In recent weeks, officials at the International Monetary Fund, in addition to central bankers, commercial bankers and investment bankers from developed countries, have cooperated with government officials and business executives in the Asian countries in an effort to develop solutions to that region's financial liquidity problems. We believe that investors will view this as positive.


INVESTMENT STRATEGY

Our investment focus is on medium-to-large-capitalization companies around the world, where we anticipate above-average growth in earnings. As of February 28, 1998, a majority of the companies in the Fund were foreign-based companies, representing over 65% of net assets. Our current investment strategy with respect to industry allocations reflects the potential of a global slowdown in real economic growth during 1998, accompanied by declining rates of inflation and lower interest rates. Consequently, the portfolio's two largest industry sector allocations are banking/financial and insurance.

The Fund also has exposure to what we believe will continue to be relatively high-growth capital investment sectors. We believe that selected communications equipment companies will continue to experience above-average growth in earnings despite the foregone sales in some Asian markets. The Fund's primary investments in this sector are represented by Northern Telecom Ltd., Telefonaktiebologet LM Ericsson (Class B), Nokia oyj and Lucent Technologies, Inc. Major telecommunications companies in the United States, Europe and Latin America seem to be continuing substantial capital investment programs in new cellular as well as wireline telecommunication switch infrastructure. These telecommunications equipment investments relate to government programs to increase competition under global deregulation as well as to corporate programs to develop global infrastructures of new networked computer business application programs. In our opinion, two of the top ten equity investments in the Fund, SAP AG and Baan Company, N.V., are among the leading software companies providing the consulting and systems integration for the implementation of globally networked business applications for some of the largest corporate organizations in the world.

We have sold only two of the initial investments in the Fund. We eliminated Oracle Corporation at a capital loss after the company's management reported what was a surprisingly unsatisfactory operational result. Oracle Corporation appears to be losing business and market share to Microsoft Corporation at the low-end of the relational database market. Also, Oracle Corporation appears to be growing at a substantially slower rate than the leading companies, such as SAP AG and Baan Company, N.V., in business applications software for networked operational systems. We also eliminated, at a modest capital loss, Assurances Generales de France, which is being acquired in stages by Allianz AG in an agreement which, in our opinion, would significantly limit future investment returns.


IN CONCLUSION

We thank you for subscribing to the initial public offering of Merrill Lynch Global Growth Fund, Inc. and your subsequent support. It was a record equity fund public offering for the US mutual fund industry. We have a positive outlook for potential equity investment returns, and we look forward to serving your investment needs in the months and years ahead.

Sincerely,

/s/ Arthur Zeikel

Arthur Zeikel
President


/s/ Lawrence R. Fuller

Lawrence R. Fuller
Vice President and
Portfolio Manager


March 31, 1998

                       MERRILL LYNCH GLOBAL GROWTH FUND, INC., FEBRUARY 28, 1998

PERFORMANCE DATA


ABOUT FUND PERFORMANCE

Investors are able to purchase shares of the Fund through the Merrill Lynch Select Pricing(SM) System, which offers four pricing alternatives:

- CLASS A SHARES incur a maximum initial sales charge (front-end load) of 5.25% and bear no ongoing distribution or account maintenance fees. Class A Shares are available only to eligible investors.

- CLASS B SHARES are subject to a maximum contingent deferred sales charge of 4% if redeemed during the first year, decreasing 1% each year thereafter to 0% after the fourth year. In addition, Class B Shares are subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. These shares automatically convert to Class D Shares after approximately 8 years. (There is no initial sales charge for automatic share conversions.)

- CLASS C SHARES are subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. In addition, Class C Shares are subject to a 1% contingent deferred sales charge if redeemed within one year of purchase.

- CLASS D SHARES incur a maximum initial sales charge of 5.25% and an account maintenance fee of 0.25% (but no distribution fee).

None of the past results shown should be considered a representation of future performance. Figures shown in the "Aggregate Total Return" tables assume reinvestment of all dividends and capital gains distributions at net asset value on the ex-dividend date. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Dividends paid to each class of shares will vary because of the different levels of account maintenance, distribution and transfer agency fees applicable to each class, which are deducted from the income available to be paid to shareholders.


RECENT PERFORMANCE RESULTS*

                                                          3 MONTH             SINCE INCEPTION
                                                        TOTAL RETURN            TOTAL RETURN
---------------------------------------------------------------------------------------------------
ML GLOBAL GROWTH FUND, INC. CLASS A SHARES                 +14.37%                +12.20%
---------------------------------------------------------------------------------------------------
ML GLOBAL GROWTH FUND, INC. CLASS B SHARES                 +14.08                 +11.80
---------------------------------------------------------------------------------------------------
ML GLOBAL GROWTH FUND, INC. CLASS C SHARES                 +14.08                 +11.80
---------------------------------------------------------------------------------------------------
ML GLOBAL GROWTH FUND, INC. CLASS D SHARES                 +14.27                 +12.10
---------------------------------------------------------------------------------------------------


* Investment results shown do not reflect sales charges; results shown would be lower if a sales charge was included. Total investment returns are based on changes in net asset values for the periods shown, and assume reinvestment of all dividends and capital gains distributions at net asset value on the ex-dividend date. The Fund's inception date is October 31, 1997.

AGGREGATE TOTAL RETURN

--------------------------------------------------------------------------------
                                          % RETURN WITHOUT     % RETURN WITH
                                             SALES CHARGE      SALES CHARGE**
--------------------------------------------------------------------------------
   CLASS A SHARES*
--------------------------------------------------------------------------------
   Inception (10/31/97) through 12/31/97        +0.10%             -5.16%
--------------------------------------------------------------------------------


*        Maximum sales charge is 5.25%.

**       Assuming maximum sales charge.


--------------------------------------------------------------------------------
                                              % RETURN            % RETURN
                                             WITHOUT CDSC        WITH CDSC**
--------------------------------------------------------------------------------
   CLASS B SHARES*
--------------------------------------------------------------------------------
   Inception (10/31/97) through 12/31/97        -0.10%             -4.10%
--------------------------------------------------------------------------------


* Maximum contingent deferred sales charge is 4% and is reduced to 0% after 4 years.

**       Assuming payment of applicable contingent deferred sales charge.


--------------------------------------------------------------------------------
                                               % RETURN           % RETURN
                                             WITHOUT CDSC        WITH CDSC**
--------------------------------------------------------------------------------
   CLASS C SHARES*
--------------------------------------------------------------------------------
   Inception (10/31/97) through 12/31/97        -0.10%             -1.10%
--------------------------------------------------------------------------------

* Maximum contingent deferred sales charge is 1% and is reduced to 0% after 1 year.

**       Assuming payment of applicable contingent deferred sales charge.

--------------------------------------------------------------------------------
                                          % RETURN WITHOUT     % RETURN WITH
                                             SALES CHARGE      SALES CHARGE**
--------------------------------------------------------------------------------
   CLASS D SHARES*
--------------------------------------------------------------------------------
   Inception (10/31/97) through 12/31/97        +0.10%             -5.16%
--------------------------------------------------------------------------------

*        Maximum sales charge is 5.25%.

**       Assuming maximum sales charge.



PORTFOLIO INFORMATION



WORLDWIDE INVESTMENTS AS OF FEBRUARY 28, 1998

                                                  PERCENT OF
    TEN LARGEST INDUSTRIES                        NET ASSETS
    Banking & Financial ........................     20.3%
    Insurance ..................................     10.9
    Communications Equipment ...................      7.5
    Pharmaceuticals ............................      6.4
    Software--Computer .........................      5.8
    Retail .....................................      5.8
    Telecommunications .........................      4.6
    Electronics ................................      2.9
    Computers ..................................      2.8
    Electrical Equipment .......................      2.5

                                             COUNTRY OF          PERCENT OF
    TEN LARGEST EQUITY HOLDINGS              ORIGIN              NET ASSETS
    SAP AG (Systeme, Anwendungen,
     Produkte in der Datenverar-
     beitung)(Preferred) ..................  Germany                3.0%
    Baan Company, N.V. ....................  Netherlands            2.1
    Novartis AG (Registered Shares) .......  Switzerland            2.0
    National Westminster Bank PLC
     (Ordinary) ...........................  United Kingdom         1.8
    Nippon Telegraph & Telephone
     Corp. ................................  Japan                  1.8
    Lloyds TSB Group PLC ..................  United Kingdom         1.8
    Northern Telecom Ltd. .................  Canada                 1.7
    Barclays PLC ..........................  United Kingdom         1.7
    Nokia oyj (Class A) ...................  Finland                1.6
    Dresdner Bank AG ......................  Germany                1.6

                       MERRILL LYNCH GLOBAL GROWTH FUND, INC., FEBRUARY 28, 1998

-----------------------------------------------------------------------------------------------------------------------------
SCHEDULE OF INVESTMENTS                                          (IN US DOLLARS)
-----------------------------------------------------------------------------------------------------------------------------

                                           Shares                                                        Value     Percent of
NORTH AMERICA   Industries                  Held         Investments                       Cost        (Note 1a)   Net Assets
=============================================================================================================================



Canada          BANKING & FINANCIAL       380,000  Bank of Montreal                    $ 17,744,280  $ 20,298,004        1.3%
                                          575,000  Canadian Imperial Bank of Commerce    18,142,347    18,307,211        1.2
                                          500,000  National Bank of Canada                7,419,127     8,328,648        0.6
                                          300,000  Royal Bank of Canada                  16,480,599    17,563,958        1.1
                                                                                       ------------  ------------       ----
                                                                                         59,786,353    64,497,821        4.2
-----------------------------------------------------------------------------------------------------------------------------
                COMMUNICATIONS            350,000  +Newbridge Networks Corp.             16,697,365     8,203,894        0.6
                EQUIPMENT                 500,000  Northern Telecom Ltd.                 23,928,428    26,637,616        1.7
                                                                                       ------------  ------------       ----
                                                                                         40,625,793    34,841,510        2.3
-----------------------------------------------------------------------------------------------------------------------------
                                                   TOTAL INVESTMENTS IN CANADA          100,412,146    99,339,331        6.5
=============================================================================================================================



United States   ADVERTISING                85,000  Interpublic Group of
                                                   Companies, Inc.                        4,101,446     4,632,500        0.3
-----------------------------------------------------------------------------------------------------------------------------
                BANKING & FINANCIAL       154,000  Banc One Corp.                         7,522,284     8,701,000        0.6
                                           50,000  BankAmerica Corp.                      3,492,072     3,875,000        0.3
                                          132,000  Citicorp                              17,428,427    17,490,000        1.1
                                          145,000  Mellon Bank Corp.                      8,033,775     9,035,313        0.6
                                          180,000  State Street Corp.                    10,395,954    11,126,250        0.7
                                                                                       ------------  ------------       ----
                                                                                         46,872,512    50,227,563        3.3
-----------------------------------------------------------------------------------------------------------------------------
                BEVERAGES                  40,000  The Coca-Cola Company                  2,321,880     2,747,500        0.2
-----------------------------------------------------------------------------------------------------------------------------
                BROADCASTING -- RADIO &    45,000  +Clear Channel
                TELEVISION                         Communications, Inc.                   3,785,427     4,078,125        0.3
-----------------------------------------------------------------------------------------------------------------------------
                COMMUNICATIONS            135,000  +Cisco Systems, Inc.                   7,735,941     8,893,125        0.6
                EQUIPMENT                 440,000  +FORE Systems, Inc.                    7,553,744     7,040,000        0.5
                                           90,000  Lucent Technologies, Inc.              7,704,135     9,753,750        0.6
                                                                                       ------------  ------------       ----
                                                                                         22,993,820    25,686,875        1.7
-----------------------------------------------------------------------------------------------------------------------------
                COMPUTERS                 700,000  Compaq Computer Corp.                 23,821,910    22,443,750        1.4
                                           20,000  +Dell Computer Corporation             2,492,500     2,796,250        0.2
                                           45,000  Hewlett-Packard Co.                    2,922,777     3,015,000        0.2
                                                                                       ------------  ------------       ----
                                                                                         29,237,187    28,255,000        1.8
-----------------------------------------------------------------------------------------------------------------------------
                COSMETICS                 110,000  The Gillette Company                  10,104,061    11,866,250        0.8
                                           20,000  International Flavors
                                                   & Fragrances, Inc.                       968,044       920,000        0.0
                                                                                       ------------  ------------       ----
                                                                                         11,072,105    12,786,250        0.8
-----------------------------------------------------------------------------------------------------------------------------
                ELECTRICAL EQUIPMENT       35,000  Emerson Electric Co.                   1,975,075     2,233,438        0.1
                                          260,000  General Electric Co.                  18,067,322    20,215,000        1.3
                                           10,000  Honeywell, Inc.                          710,689       792,500        0.1
                                                                                       ------------  ------------       ----
                                                                                         20,753,086    23,240,938        1.5
-----------------------------------------------------------------------------------------------------------------------------
                ELECTRONICS               227,000  Intel Corporation                     17,179,260    20,344,875        1.3
                                           35,000  Texas Instruments Inc.                 2,003,866     2,025,625        0.1
                                                                                       ------------  ------------       ----
                                                                                         19,183,126    22,370,500        1.4
-----------------------------------------------------------------------------------------------------------------------------
                Energy                    150,000  El Paso Natural Gas Co.                9,480,786     9,956,250        0.7
                                           75,000  Enron Corp.                            2,883,465     3,525,000        0.2
                                                                                       ------------  ------------       ----

                                                                                         12,364,251    13,481,250        0.9
-----------------------------------------------------------------------------------------------------------------------------
                ENTERTAINMENT              35,000  +Viacom, Inc. (Class B)                1,088,787     1,680,000        0.1
                                          130,000  The Walt Disney Company               11,960,634    14,551,875        1.0
                                                                                       ------------  ------------       ----
                                                                                         13,049,421    16,231,875        1.1
-----------------------------------------------------------------------------------------------------------------------------
                FINANCIAL SERVICES         40,000  American Express Company               3,224,880     3,602,500        0.2
                                           70,000  Federal National Mortgage
                                                   Association                            3,823,246     4,466,875        0.3
                                          100,000  Morgan Stanley, Dean Witter,
                                                   Discover & Co.                         6,021,422     6,968,750        0.5
                                          400,000  Travelers Group, Inc.                 19,984,610    22,300,000        1.5
                                                                                       ------------  ------------       ----
                                                                                         33,054,158    37,338,125        2.5
-----------------------------------------------------------------------------------------------------------------------------
                FOOD MERCHANDISING        100,000  Albertsons, Inc.                       3,854,535     4,681,250        0.3
                                          105,000  +Fred Meyer, Inc.                      3,288,884     4,665,938        0.3
                                                                                       ------------  ------------       ----
                                                                                          7,143,419     9,347,188        0.6
-----------------------------------------------------------------------------------------------------------------------------
                FOODS                      40,000  ConAgra, Inc.                          1,360,116     1,200,000        0.1
                                           35,000  Wrigley (Wm.) Jr. Company
                                                   (Class B)                              2,610,412     2,673,125        0.2
                                                                                       ------------  ------------       ----
                                                                                          3,970,528     3,873,125        0.3
-----------------------------------------------------------------------------------------------------------------------------
                HOME FURNISHINGS          164,500  Ethan Allen Interiors, Inc.            7,659,087     9,170,875        0.6
-----------------------------------------------------------------------------------------------------------------------------
                HOTELS                     25,000  Marriott International, Inc.           1,702,250     1,893,750        0.1
-----------------------------------------------------------------------------------------------------------------------------
                HOUSEHOLD PRODUCTS         35,000  Colgate-Palmolive Co.                  2,288,342     2,841,563        0.2
                                           20,000  Kimberly-Clark Corp.                   1,056,650     1,113,750        0.1
                                           60,000  Procter & Gamble Company               4,312,704     5,096,250        0.3
                                                                                       ------------  ------------       ----
                                                                                          7,657,696     9,051,563        0.6
-----------------------------------------------------------------------------------------------------------------------------
                INFORMATION PROCESSING    155,000  First Data Corp.                       4,599,284     5,270,000        0.3
-----------------------------------------------------------------------------------------------------------------------------
                INSURANCE                  10,000  Aetna Inc.                               737,856       873,750        0.0
                                          150,000  American International Group, Inc.    15,884,252    18,028,125        1.2
                                                                                       ------------  ------------       ----
                                                                                         16,622,108    18,901,875        1.2
-----------------------------------------------------------------------------------------------------------------------------
                MEDICAL TECHNOLOGY        150,000  +Boston Scientific Corp.               7,648,860     8,962,500        0.6
                                           90,000  Guidant Corporation                    5,835,558     6,564,375        0.4
                                           25,000  Johnson & Johnson                      1,503,390     1,887,500        0.1
                                                                                       ------------  ------------       ----
                                                                                         14,987,808    17,414,375        1.1
-----------------------------------------------------------------------------------------------------------------------------
                OIL SERVICES              190,000  Baker Hughes, Inc.                     9,059,363     7,778,125        0.5
                                          250,000  Diamond Offshore Drilling, Inc.       15,343,835    11,328,125        0.7
                                          140,000  Schlumberger Ltd.                     13,083,952    10,552,500        0.7
                                                                                       ------------  ------------       ----
                                                                                         37,487,150    29,658,750        1.9
-----------------------------------------------------------------------------------------------------------------------------
                PHARMACEUTICALS            25,000  Amgen, Inc.                            1,328,783     1,328,125        0.1
                                          120,000  Bristol-Myers Squibb Co.              11,138,426    12,022,500        0.8
                                          140,000  Merck & Co., Inc.                     13,482,770    17,858,750        1.1
                                          100,000  Pfizer Inc.                            7,279,046     8,850,000        0.6
                                                                                       ------------  ------------       ----
                                                                                         33,229,025    40,059,375        2.6
-----------------------------------------------------------------------------------------------------------------------------


                       MERRILL LYNCH GLOBAL GROWTH FUND, INC., FEBRUARY 28, 1998
--------------------------------------------------------------------------------

SCHEDULE OF INVESTMENTS                                          (IN US DOLLARS)
--------------------------------------------------------------------------------


NORTH AMERICA                              Shares                                                        Value     Percent of
(Concluded)     Industries                  Held         Investments                       Cost        (Note 1a)   Net Assets
=============================================================================================================================

United States
(Concluded)
                PHOTOGRAPHY                30,000  Eastman Kodak Co.                   $  1,880,844  $  1,968,750        0.1%
-----------------------------------------------------------------------------------------------------------------------------
                POLLUTION CONTROL          20,000  Waste Management, Inc.                   505,400       500,000        0.0
-----------------------------------------------------------------------------------------------------------------------------
                RESTAURANTS                30,000  McDonald's Corporation                 1,391,850     1,642,500        0.1
-----------------------------------------------------------------------------------------------------------------------------
                RETAIL                    420,000  Wal-Mart Stores, Inc.                 15,286,530    19,451,250        1.3
-----------------------------------------------------------------------------------------------------------------------------
                SEMICONDUCTOR              60,000  +Applied Materials, Inc.               2,061,564     2,208,750        0.1
-----------------------------------------------------------------------------------------------------------------------------
                SOFTWARE -- COMPUTER       40,000  +Microsoft Corporation                 2,672,322     3,390,000        0.2
                                          180,000  +PeopleSoft, Inc.                      7,340,062     8,032,500        0.5
                                                                                       ------------  ------------       ----
                                                                                         10,012,384    11,422,500        0.7
-----------------------------------------------------------------------------------------------------------------------------
                SPECIALTY RETAILING        80,000  CVS Corporation                        5,197,738     5,925,000        0.4
                                          100,000  The Gap, Inc.                          4,014,457     4,468,750        0.3
                                          435,000  +Staples, Inc.                         7,849,691     9,189,375        0.6
                                          165,000  Walgreen Co.                           4,931,108     6,053,438        0.4
                                                                                       ------------  ------------       ----
                                                                                         21,992,994    25,636,563        1.7
-----------------------------------------------------------------------------------------------------------------------------
                TELECOMMUNICATIONS        110,000  Sprint Corporation                     6,630,434     7,260,000        0.5
-----------------------------------------------------------------------------------------------------------------------------
                TOYS                      200,000  Mattel, Inc.                           7,823,472     8,462,500        0.6
-----------------------------------------------------------------------------------------------------------------------------
                TRAVEL & LODGING           60,000  Carnival Corp. (Class A)               2,997,084     3,532,500        0.2
-----------------------------------------------------------------------------------------------------------------------------
                                                   TOTAL INVESTMENTS IN THE
                                                   UNITED STATES                        424,429,330   467,802,690       30.4
=============================================================================================================================
                                                   TOTAL INVESTMENTS IN NORTH AMERICA   524,841,476   567,142,021       36.9
=============================================================================================================================


PACIFIC BASIN



=============================================================================================================================
Japan
                AUTOMOBILES               480,000  Honda Motor Co., Ltd.                 17,468,820    16,627,824        1.1
                                          500,000  Toyota Motor Corp.                    13,656,899    13,832,739        0.9
                                                                                       ------------  ------------       ----
                                                                                         31,125,719    30,460,563        2.0
-----------------------------------------------------------------------------------------------------------------------------
                COMPUTERS                 700,000  Fujitsu Ltd.                           7,951,104     7,879,509        0.5
                                          700,000  NEC Corporation                        7,957,519     7,824,019        0.5
                                                                                       ------------  ------------       ----
                                                                                         15,908,623    15,703,528        1.0
-----------------------------------------------------------------------------------------------------------------------------
                LEISURE                   140,000  Sony Corp.                            12,422,680    12,651,605        0.8
-----------------------------------------------------------------------------------------------------------------------------
                OFFICE EQUIPMENT          200,000  Canon, Inc.                            4,706,266     4,581,847        0.3
-----------------------------------------------------------------------------------------------------------------------------
                PHOTOGRAPHY               300,000  Fuji Photo Film Co., Ltd.             11,929,829    11,771,700        0.8
-----------------------------------------------------------------------------------------------------------------------------
                RETAIL                    250,000  Ito-Yokado Co., Ltd.                  13,794,985    13,674,197        0.9
-----------------------------------------------------------------------------------------------------------------------------
                TELECOMMUNICATIONS          3,000  Nippon Telegraph & Telephone Corp.    26,362,868    27,586,206        1.8
-----------------------------------------------------------------------------------------------------------------------------
                                                   TOTAL INVESTMENTS IN THE
                                                   PACIFIC BASIN                        116,250,970   116,429,646        7.6
=============================================================================================================================



WESTERN EUROPE

=============================================================================================================================
Denmark
                TELECOMMUNICATIONS         70,000  Tele-Denmark A.S.                      4,531,731     4,533,561        0.3
-----------------------------------------------------------------------------------------------------------------------------

                                                   TOTAL INVESTMENTS IN DENMARK           4,531,731     4,533,561        0.3
=============================================================================================================================


Finland
                Communications
                Equipment                 250,000  Nokia oyj (Class A)                   21,791,192    25,029,500        1.6
-----------------------------------------------------------------------------------------------------------------------------
                                                   TOTAL INVESTMENTS IN FINLAND          21,791,192    25,029,500        1.6
=============================================================================================================================


France
                COMMUNICATIONS
                EQUIPMENT                  50,000  Alcatel Alsthom Cie
                                                   Generale d'Electricite S.A.            6,141,367     6,507,806        0.4
-----------------------------------------------------------------------------------------------------------------------------
                COSMETICS                  10,000  L'OREAL                                3,739,626     4,506,163        0.3
-----------------------------------------------------------------------------------------------------------------------------
                ELECTRONICS               100,000  +SGS-Thomson Microelectronics N.V.     7,121,888     7,666,393        0.5
-----------------------------------------------------------------------------------------------------------------------------
                FOODS                      15,000  Promodes S.A.                          6,249,958     6,692,687        0.4
-----------------------------------------------------------------------------------------------------------------------------
                INFORMATION PROCESSING    180,000  Cap Gemini S.A.                       15,395,411    20,706,656        1.4
-----------------------------------------------------------------------------------------------------------------------------
                INSURANCE                 165,000  Axa-UAP                               11,694,023    15,971,241        1.0
-----------------------------------------------------------------------------------------------------------------------------
                RETAIL                     20,000  Carrefour S.A.                        11,290,715    12,009,860        0.8
-----------------------------------------------------------------------------------------------------------------------------
                                                   Total Investments in France           61,632,988    74,060,806        4.8
=============================================================================================================================


Germany
                APPAREL                    50,000  Adidas AG                              7,026,333     7,826,279        0.5
-----------------------------------------------------------------------------------------------------------------------------
                AUTOMOBILES                40,000  Daimler-Benz AG                        2,783,283     3,276,014        0.2
-----------------------------------------------------------------------------------------------------------------------------
                BANKING & FINANCIAL       600,000  Commerzbank AG                        21,297,933    21,726,190        1.4
                                          335,000  Deutsche Bank AG                      21,864,670    23,014,633        1.5
                                          525,000  Dresdner Bank AG                      22,202,477    23,813,657        1.6
                                                                                       ------------  ------------       ----
                                                                                         65,365,080    68,554,480        4.5
-----------------------------------------------------------------------------------------------------------------------------
                CHEMICALS                 150,000  BASF AG                                5,213,865     5,460,483        0.4
                                          150,000  Bayer AG                               5,341,904     6,324,405        0.4
                                          140,000  Hoechst AG                             5,771,079     5,424,383        0.3
                                                                                       ------------  ------------       ----
                                                                                         16,326,848    17,209,271        1.1
-----------------------------------------------------------------------------------------------------------------------------
                ELECTRONICS               250,000  Siemens AG                            16,074,487    15,383,873        1.0
-----------------------------------------------------------------------------------------------------------------------------
                INSURANCE                  65,000  Allianz AG                            17,121,210    20,473,710        1.3
-----------------------------------------------------------------------------------------------------------------------------
                MULTI-INDUSTRY             50,000  VEBA AG                                2,887,107     3,355,104        0.2
-----------------------------------------------------------------------------------------------------------------------------
                RETAIL                    180,000  Metro AG                               7,700,813     8,184,524        0.6
-----------------------------------------------------------------------------------------------------------------------------
                SOFTWARE -- COMPUTER      110,000  SAP AG (Systeme, Anwendungen,
                                                   Produkte in der Datenverarbeitung)
                                                   (Preferred)                           34,118,327    45,348,325        3.0
-----------------------------------------------------------------------------------------------------------------------------
                                                   TOTAL INVESTMENTS IN GERMANY         169,403,488   189,611,580       12.4
=============================================================================================================================



Ireland
                BANKING & FINANCIAL     1,300,000  Allied Irish Banks PLC                13,137,895    16,880,163        1.1
-----------------------------------------------------------------------------------------------------------------------------
                                                   TOTAL INVESTMENTS IN IRELAND          13,137,895    16,880,163        1.1
=============================================================================================================================


Italy
                INSURANCE                 464,000  Assicurazioni Generali S.p.A.         11,016,623    13,259,367        0.8
                                        3,750,000  Istituto Nazionale delle
                                                   Assicurazioni S.p.A. (INA)             7,008,593    10,191,813        0.7
-----------------------------------------------------------------------------------------------------------------------------
                                                   TOTAL INVESTMENTS IN ITALY            18,025,216    23,451,180        1.5
=============================================================================================================================

                       MERRILL LYNCH GLOBAL GROWTH FUND, INC., FEBRUARY 28, 1998


SCHEDULE OF INVESTMENTS (CONCLUDED)                             (IN US DOLLARS)

                                           Shares                                                        Value     Percent of
                Industries                  Held         Investments                       Cost        (Note 1a)   Net Assets
=============================================================================================================================
WESTERN EUROPE
(concluded)


Netherlands
-----------------------------------------------------------------------------------------------------------------------------
                FOOD MERCHANDISING        300,000  Koninklijke Ahold N.V.              $  8,057,506  $  9,182,476        0.6%
-----------------------------------------------------------------------------------------------------------------------------
                HOUSEHOLD PRODUCTS        200,000  Unilever N.V.                         11,380,224    12,878,936        0.8
                                           60,000  Unilever N.V. (NY Registered
                                                   Shares)                                3,751,836     3,858,750        0.3
                                                                                       ------------  ------------       ----
                                                                                         15,132,060    16,737,686        1.1
-----------------------------------------------------------------------------------------------------------------------------
                INSURANCE                  70,000  AEGON N.V.                             5,669,294     7,974,770        0.5
                                          235,000  ING Groep N.V.                        10,003,319    12,444,015        0.8
                                                                                       ------------  ------------       ----
                                                                                         15,672,613    20,418,785        1.3
-----------------------------------------------------------------------------------------------------------------------------
                LEISURE                    35,000  Philips Electronics N.V.               2,809,946     2,721,005        0.2
                                           50,000  Polygram N.V.                          2,816,709     2,593,878        0.2
                                                                                       ------------  ------------       ----
                                                                                          5,626,655     5,314,883        0.4
-----------------------------------------------------------------------------------------------------------------------------
                SOFTWARE-- COMPUTER       720,000  +Baan Company, N.V.                   26,223,931    32,564,052        2.1
-----------------------------------------------------------------------------------------------------------------------------
                                                   TOTAL INVESTMENTS IN THE
                                                   NETHERLANDS                           70,712,765    84,217,882        5.5
=============================================================================================================================


Spain
-----------------------------------------------------------------------------------------------------------------------------
                BANKING & FINANCIAL       200,000  Banco Bilbao Vizcaya, S.A.             5,505,054     9,141,743        0.6
                                          175,000  Banco Santander, S.A.                  4,941,976     8,101,430        0.5
-----------------------------------------------------------------------------------------------------------------------------
                                                   TOTAL INVESTMENTS IN SPAIN            10,447,030    17,243,173        1.1
=============================================================================================================================


Sweden
-----------------------------------------------------------------------------------------------------------------------------
                COMMUNICATIONS            500,000  Telefonaktiebolaget LM Ericsson
                EQUIPMENT                          (Class B)                             22,955,241    22,746,304        1.5
-----------------------------------------------------------------------------------------------------------------------------
                                                   TOTAL INVESTMENTS IN SWEDEN           22,955,241    22,746,304        1.5
=============================================================================================================================


Switzerland
-----------------------------------------------------------------------------------------------------------------------------
                FOODS                       7,000  Nestle S.A. (Registered)              10,009,777    12,271,487        0.8
-----------------------------------------------------------------------------------------------------------------------------
                INSURANCE                  20,000  Zuerich Versicherungs-Gesellschaft
                                                   (Registered Shares)                    8,709,180    10,914,052        0.7
-----------------------------------------------------------------------------------------------------------------------------
                PHARMACEUTICALS            17,000  Novartis AG (Registered Shares)       26,865,087    31,042,974        2.0
-----------------------------------------------------------------------------------------------------------------------------
                                                   TOTAL INVESTMENTS IN SWITZERLAND      45,584,044    54,228,513        3.5
=============================================================================================================================


United Kingdom
-----------------------------------------------------------------------------------------------------------------------------
                BANKING & FINANCIAL       875,000  Barclays PLC                          22,582,208    25,969,482        1.7
                                          400,000  HSBC Holdings PLC                     11,097,646    12,279,773        0.8
                                        1,800,000  Lloyds TSB Group PLC                  22,830,755    27,066,830        1.8
                                        1,500,000  National Westminster Bank PLC
                                                   (Ordinary)                            22,162,632    27,614,682        1.8
                                                                                       ------------  ------------       ----
                                                                                         78,673,241    92,930,767        6.1
-----------------------------------------------------------------------------------------------------------------------------
                BROADCAST-- MEDIA       1,000,000  British Sky Broadcasting Group PLC     6,087,391     6,465,636        0.4
-----------------------------------------------------------------------------------------------------------------------------
                CHEMICALS                 365,000  Imperial Chemical Industries PLC       5,501,341     6,656,520        0.4
-----------------------------------------------------------------------------------------------------------------------------
                ELECTRICAL EQUIPMENT      750,000  Siebe PLC                             14,965,916    15,510,123        1.0
-----------------------------------------------------------------------------------------------------------------------------
                HOUSEHOLD PRODUCTS        750,000  Unilever PLC                           5,692,608     6,786,450        0.4
-----------------------------------------------------------------------------------------------------------------------------
                INFORMATION PROCESSING  1,039,999  Reuters Group PLC                     13,444,894    10,462,804        0.7
-----------------------------------------------------------------------------------------------------------------------------
                INSURANCE               1,000,000  Commercial Union PLC                  14,287,623    18,064,296        1.2
                                        2,500,000  Guardian Royal Exchange PLC           13,253,258    18,775,845        1.2
                                        1,800,000  Royal & Sun Alliance Insurance
                                                   Group PLC                             17,885,194    22,906,120        1.5
                                                                                       ------------  ------------       ----
                                                                                         45,426,075    59,746,261        3.9

-----------------------------------------------------------------------------------------------------------------------------
                PHARMACEUTICALS           265,000  Glaxo Wellcome PLC                     5,881,443     7,411,626        0.5
                                          575,000  SmithKline Beecham PLC                 5,491,124     7,189,524        0.5
                                          300,000  Zeneca Group PLC                      11,066,411    13,029,984        0.8
                                                                                       ------------  ------------       ----
                                                                                         22,438,978    27,631,134        1.8
-----------------------------------------------------------------------------------------------------------------------------
                PUBLISHING                750,000  Pearson PLC                           10,169,178    11,166,795        0.7
-----------------------------------------------------------------------------------------------------------------------------
                RETAIL                    750,000  Boots Company PLC                     11,223,919    11,259,337        0.7
                                        1,320,000  J Sainsbury PLC                       11,275,003    10,228,537        0.7
                                        1,400,000  Tesco PLC                             11,323,155    11,896,441        0.8
                                                                                       ------------  ------------       ----
                                                                                         33,822,077    33,384,315        2.2
-----------------------------------------------------------------------------------------------------------------------------
                TELECOMMUNICATIONS        600,000  +COLT Telecom Group PLC                7,164,771    13,126,919        0.8
                                        2,000,000  Vodafone Group PLC                    11,380,920    17,768,160        1.2
                                                                                       ------------  ------------       ----
                                                                                         18,545,691    30,895,079        2.0
-----------------------------------------------------------------------------------------------------------------------------
                                                   TOTAL INVESTMENTS IN THE
                                                   UNITED KINGDOM                       254,767,390   301,635,884       19.6
=============================================================================================================================
                                                   TOTAL INVESTMENTS IN WESTERN
                                                   EUROPE                              $692,988,980  $813,638,546       52.9
=============================================================================================================================

                                            Face
                                           Amount            Issue
=============================================================================================================================
SHORT TERM
SECURITIES

                COMMERCIAL PAPER*      $49,660,000  General Motors Acceptance Corp.,
                                                    5.69% due 3/02/1998                   49,644,302      49,644,302     3.2
---------------------------------------------------------------------------------------------------------------------------
                                                    TOTAL INVESTMENTS IN SHORT-TERM
                                                    SECURITIES                            49,644,302      49,644,302     3.2
=============================================================================================================================
                TOTAL INVESTMENTS                                                     $1,383,725,728   1,546,854,515   100.6
                LIABILITIES IN EXCESS OF OTHER ASSETS                                                     (9,486,627)   (0.6)
                                                                                                      --------------   -----
                NET ASSETS                                                                            $1,537,367,888   100.0%
                                                                                                      --------------   -----
=============================================================================================================================

* Commercial Paper is traded on a discount basis; the interest rate shown is the discount rate paid at the time of purchase by the Fund.

+ Non-income producing security.

See Notes to Financial Statements.

                       MERRILL LYNCH GLOBAL GROWTH FUND, INC., FEBRUARY 28, 1998



STATEMENT OF ASSETS AND LIABILITIES


AS OF FEBRUARY 28, 1998
=======================================================================================================================
ASSETS:
Investments, at value (identified cost--$1,383,725,728) (Note 1a) .......................                $1,546,854,515
Foreign cash (Note 1b)...................................................................                     5,937,000
Receivables:
  Capital shares sold....................................................................  $  6,077,361
  Dividends..............................................................................     1,269,937       7,347,298
                                                                                           ------------
Deferred organization expenses (Note 1f).................................................                       134,583
Prepaid registration fees and other assets (Note 1f).....................................                       426,917
                                                                                                         --------------
Total assets.............................................................................                 1,560,700,313
                                                                                                         --------------
=======================================================================================================================
LIABILITIES:
Payables:
  Securities purchased...................................................................    19,291,724
  Capital shares redeemed................................................................     1,546,936
  Distributor (Note 2)...................................................................       984,573
  Investment adviser (Note 2) ...........................................................       840,495      22,663,728
                                                                                           ------------
Accrued expenses and other liabilities...................................................                       668,697
                                                                                                         --------------
Total liabilities .......................................................................                    23,332,425
                                                                                                         --------------
=======================================================================================================================
NET ASSETS:
Net assets...............................................................................                $1,537,367,888
                                                                                                         ==============
=======================================================================================================================
NET ASSETS CONSIST OF:
Class A Shares of Common Stock, $0.10 par value, 100,000,000 shares authorized...........                $      357,108
Class B Shares of Common Stock, $0.10 par value, 300,000,000 shares authorized...........                     9,697,050
Class C Shares of Common Stock, $0.10 par value, 100,000,000 shares authorized...........                     1,933,981
Class D Shares of Common Stock, $0.10 par value, 100,000,000 shares authorized...........                     1,751,586
Paid-in capital in excess of par.........................................................                 1,361,381,122
Undistributed investment income--net.....................................................                       254,797
Accumulated realized capital losses on investments and foreign currency transactions--net.                   (1,069,748)
Unrealized appreciation on investments and foreign currency transactions--net............                   163,061,992
                                                                                                         --------------
Net assets...............................................................................                $1,537,367,888
                                                                                                         ==============
=======================================================================================================================
NET ASSEST VALUE:
Class A--Based on net assets of $40,076,341 and 3,571,077 shares outstanding.............                $        11.22
                                                                                                         ==============
Class B--Based on net assets of $1,084,580,104 and 96,970,497 shares outstanding.........                $        11.18
                                                                                                         ==============
Class C--Based on net assets of $216,305,485 and 19,339,810 shares outstanding...........                $        11.18
                                                                                                         ==============
Class D--Based on net assets of $196,405,958 and 17,515,861 shares outstanding...........                $        11.21
                                                                                                         ==============
=======================================================================================================================


See Notes to Financial Statements.

                       MERRILL LYNCH GLOBAL GROWTH FUND, INC., FEBRUARY 28, 1998



STATEMENT OF OPERATIONS


FOR THE PERIOD OCTOBER 31, 1997+ TO FEBRUARY 28, 1998
======================================================================================================================
INVESTMENT INCOME (NOTES 1d & 1e):

Dividends (net of $288,956 foreign withholding tax)......................................                 $  4,871,279
Interest and discount earned.............................................................                    3,507,011
                                                                                                          ------------
Total income.............................................................................                    8,378,290
                                                                                                          ------------

======================================================================================================================
EXPENSES:

Investment advisory fees (Note 2)........................................................                    3,299,323
Account maintenance and distribution fees--Class B (Note 2)..............................                    3,096,359
Account maintenance and distribution fees--Class C (Note 2)..............................                      623,740
Transfer agent fees--Class B (Note 2)....................................................                      337,312
Registration fees (Note 1f)..............................................................                      257,755
Account maintenance fees--Class D (Note 2)...............................................                      142,432
Custodian fees...........................................................................                      104,466
Transfer agent fees--Class C (Note 2)....................................................                       70,517
Transfer agent fees--Class D (Note 2)....................................................                       50,793
Printing and shareholder reports.........................................................                       47,706
Accounting services (Note 2).............................................................                       44,921
Directors' fees and expenses.............................................................                       16,506
Transfer agent fees--Class A (Note 2)....................................................                        9,750
Professional fees........................................................................                        9,402
Amortization of organization expenses--net (Note 1f).....................................                        9,373
Pricing fees.............................................................................                        1,741
Other....................................................................................                        1,397
                                                                                                          ------------
Total expenses...........................................................................                    8,123,493
                                                                                                          ------------
Investment income--net...................................................................                      254,797
                                                                                                          ------------


======================================================================================================================
REALIZED & UNREALIZED GAIN (LOSS) ON
INVESTMENTS & FOREIGN CURRENCY TRANSACTIONS--NET
(NOTES 1b, 1c, 1e & 3)

Realized gain (loss) from:
  Investments-- net .....................................................................  $    152,240
  Foreign currency transactions--net.....................................................    (1,221,988)    (1,069,748)
                                                                                           ------------
Unrealized appreciation/depreciation on:
  Investments-- net......................................................................   163,128,787
  Foreign currency transactions-- net....................................................       (66,795)   163,061,992
                                                                                           ------------   ------------
Net realized and unrealized gain on investments and foreign currency transactions........                  161,992,244
                                                                                                          ------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS.....................................                 $162,247,041
                                                                                                          ============
======================================================================================================================

+ Commencement of operations.


See Notes to Financial Statements.

                       MERRILL LYNCH GLOBAL GROWTH FUND, INC., FEBRUARY 28, 1998


STATEMENT OF CHANGES IN NET ASSETS

                                                                                                             FOR THE PERIOD
                                                                                                          OCTOBER 31, 1997+ TO
Increase (Decrease) in Net Assets:                                                                          FEBRUARY 28, 1998
==============================================================================================================================
OPERATIONS:
Investment income--net..................................................................................  $       254,797
Realized loss on investments and foreign currency transactions--net.....................................       (1,069,748)
Unrealized appreciation on investments and foreign currency transactions--net...........................      163,061,992
                                                                                                          ---------------
Net increase in net assets resulting from operations....................................................      162,247,041
                                                                                                          ---------------
==============================================================================================================================

CAPITAL SHARE TRANSACTIONS (NOTE 4):

Net increase in net assets derived from capital share transactions......................................    1,375,020,847
                                                                                                          ---------------
==============================================================================================================================

NET ASSETS:
Total increase in net assets............................................................................    1,537,267,888
Beginning of period.....................................................................................          100,000
                                                                                                          ---------------
End of period*..........................................................................................  $ 1,537,367,888
                                                                                                          ===============
* Undistributed investment income-- net.................................................................  $       254,797
                                                                                                          ===============

====================================
+        Commencement of operations.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

The following per share data and ratios have been derived                                      FOR THE PERIOD
from information provided in the financial statements.                              OCTOBER 31, 1997+ TO FEBRUARY 28, 1998
                                                                           -------------------------------------------------------
Increase (decrease) in net asset value:                                     CLASS A       CLASS B        CLASS C       CLASS D
==================================================================================================================================
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of period ..................................    $  10.00     $     10.00     $   10.00     $   10.00
                                                                           --------     -----------     ---------     ---------
Investment income--net.................................................         .03             .00++         .00++         .02
Realized and unrealized gain on investments and foreign
currency transactions--net                                                     1.19            1.18          1.18          1.19
                                                                           --------     -----------     ---------     ---------
Total from investment operations.......................................        1.22            1.18          1.18          1.21
                                                                           --------     -----------     ---------     ---------
Net asset value, end of period ........................................    $  11.22     $     11.18     $   11.18     $   11.21
                                                                           ========     ===========     =========     =========
==================================================================================================================================
TOTAL INVESTMENT
RETURN**
Based on net asset value per share.....................................       12.20%#         11.80%#       11.80%#       12.10%#
                                                                           ========     ===========     =========     =========
==================================================================================================================================
RATIOS TO AVERAGE NET ASSETS:
Expenses...............................................................         .95%*          1.97%*        1.98%*        1.20%*
                                                                           ========     ===========     =========     =========
Investment income (loss)--net..........................................         .96%*          (.07%)*       (.07%)*        .70%*
                                                                           ========     ===========     =========     =========

==================================================================================================================================
SUPPLEMENTAL DATA:
Net assets, end of period (in thousands) ..............................    $ 40,076     $ 1,084,580     $ 216,306     $ 196,406
                                                                           ========     ===========     =========     =========
Portfolio turnover.....................................................       14.61%          14.61%        14.61%        14.61%
                                                                           ========     ===========     =========     =========
Average commission rate paid+++........................................    $  .0257     $     .0257     $   .0257     $   .0257
                                                                           ========     ===========     =========     =========
==================================================================================================================================

*        Annualized.

**       Total investment return excludes the effects of sales loads.

#        Aggregate total investment return.

+        Commencement of operations.

++       Amount is less than $(.01) per share.

+++ Includes commissions paid in foreign currencies, which have been converted into US dollars using the prevailing exchange rate on the date of the transaction. Such conversions may significantly affect the rate shown.

See Notes to Financial Statements.



NOTES TO FINANCIAL STATEMENTS

1. SIGNIFICANT ACCOUNTING POLICIES:

Merrill Lynch Global Growth Fund, Inc. (the "Fund") is registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. Prior to commencement of operations on October 31, 1997, the Fund had no operations other than those relating to organizational matters and the issue of 10,000 capital shares of the Fund to Merrill Lynch Asset Management, L.P. ("MLAM") for $100,000. These unaudited financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented. All such adjustments are of a normal recurring nature. The Fund offers four classes of shares under the Merrill Lynch Select Pricing(SM) System. Shares of Class A and Class D are sold with a front-end sales charge. Shares of Class B and Class C may be subject to a contingent deferred sales charge. All classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class B, Class C and Class D Shares bear certain expenses related to the account maintenance of such shares, and Class B and Class C Shares also bear certain expenses related to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to its account maintenance and distribution expenditures. The following is a summary of significant accounting policies followed by the Fund.

(a) Valuation of investments -- Portfolio securities which are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price. Securities traded in the over-the-counter market are valued at the last available bid price prior to the time of valuation. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Directors as the primary market. Securities which are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market. Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the over-the-counter market, the last asked price. Options purchased are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the over-the-counter market, the last bid price. Short-term securities are valued at amortized cost, which approximates market value. Other investments, including futures contracts and related options, are stated at market value. Securities and assets for which market quotations are not available are valued at fair value as determined in good faith by or under the direction of the Fund's Board of Directors.

                       MERRILL LYNCH GLOBAL GROWTH FUND, INC., FEBRUARY 28, 1998

(b) Foreign currency transactions -- Transactions denominated in foreign currencies are recorded at the exchange rate prevailing when recognized. Assets and liabilities denominated in foreign currencies are valued at the exchange rate at the end of the period. Foreign currency transactions are the result of settling (realized) or valuing (unrealized) assets or liabilities expressed in foreign currencies into US dollars. Realized and unrealized gains or losses from investments include the effects of foreign exchange rates on investments.

(c) Derivative financial instruments -- The Fund may engage in various portfolio strategies to seek to increase its return by hedging its portfolio against adverse movements in the equity and currency markets. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

- Options -- The Fund is authorized to write and purchase call and put options. When the Fund writes an option, an amount equal to the premium received by the Fund is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written.

When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Fund enters into a closing transaction), the Fund realizes a gain or loss on the option to the extent of the premiums received or paid (or gain or loss to the extent the cost of the closing transaction exceeds the premium paid or received).

Written and purchased options are non-income producing investments.

- Forward foreign exchange contracts -- The Fund is authorized to enter into forward foreign exchange contracts as a hedge against either specific transactions or portfolio positions. Such contracts are not entered on the Fund's records. However, the effect on operations is recorded from the date the Fund enters into such contracts. Premium or discount is amortized over the life of the contracts.


- Foreign currency options and futures -- The Fund may also purchase or sell listed or over-the-counter foreign currency options, foreign currency futures and related options on foreign currency futures as a short or long hedge against possible variations in foreign exchange rates. Such transactions may be effected with respect to hedges on non-US dollar denominated securities owned by the Fund, sold by the Fund but not yet delivered, or committed or anticipated to be purchased by the Fund.

- Financial futures contracts -- The Fund may purchase or sell financial futures contracts and options on such futures contracts for the purpose of hedging the market risk on existing securities or the intended purchase of securities. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Fund deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Fund agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Fund as unrealized gains or losses. When the contract is closed, the Fund records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

(d) Income taxes -- It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required. Under the applicable foreign tax law, a withholding tax may be imposed on interest, dividends, and capital gains at various rates.

(e) Security transactions and investment income -- Security transactions are recorded on the dates the transactions are entered into (the trade dates). Dividend income is recorded on the ex-dividend dates. Dividends from foreign securities where the ex-dividend date may have passed are subsequently recorded when the Fund has determined the ex-dividend date. Interest income (including amortization of discount) is recognized on the accrual basis. Realized gains and losses on security transactions are determined on the identified cost basis.

(f) Deferred organization expenses and prepaid registration fees -- Deferred organization expenses are charged to expense on a straight-line basis over a five-year period. Prepaid registration fees are charged to expense as the related shares are issued.

(g) Dividends and distributions -- Dividends and distributions paid by the Fund are recorded on the ex-dividend dates.

2. INVESTMENT ADVISORY AGREEMENT AND TRANSACTIONS WITH AFFILIATES:

The Fund has entered into an Investment Advisory Agreement with MLAM. The general partner of MLAM is Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner. The Fund has also entered into a Distribution Agreement and Distribution Plans with Merrill Lynch Funds Distributor, Inc. ("MLFD" or "Distributor"), a wholly-owned subsidiary of Merrill Lynch Group, Inc.

MLAM is responsible for the management of the Fund's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Fund. For such services, the Fund pays a monthly fee of 0.75%, on an annual basis, of the average daily value of the Fund's net assets.

Pursuant to the Distribution Plans adopted by the Fund in accordance with Rule 12b-1 under the Investment Company Act of 1940, the Fund pays the Distributor ongoing account maintenance and distribution fees. The fees are accrued daily and paid monthly at annual rates based upon the average daily net assets of the shares as follows:

-------------------------------------------------------------------------------
                                            ACCOUNT
                                          MAINTENANCE         DISTRIBUTION
                                              FEE                 FEE
-------------------------------------------------------------------------------
Class B................................      0.25%               0.75%
Class C ...............................      0.25%               0.75%
Class D................................      0.25%                --
-------------------------------------------------------------------------------


Pursuant to a sub-agreement with the Distributor, Merrill Lynch, Pierce, Fenner & Smith Inc. ("MLPF&S"), a subsidiary of ML & Co., also provides account maintenance and distribution services to the Fund. The ongoing account maintenance fee compensates the Distributor and MLPF&S for providing account maintenance services to Class B, Class C and Class D shareholders. The ongoing distribution fee compensates the Distributor and MLPF&S for providing shareholder and distribution-related services to Class B and Class C shareholders.

For the period October 31, 1997 to February 28, 1998, MLFD earned underwriting discounts and direct commissions and MLPF&S earned dealer concessions on sales of the Fund's Class A and Class D Shares as follows:


-------------------------------------------------------------------------------
                                           MLFD             MLPF&S
-------------------------------------------------------------------------------
Class A .......................          $      1        $        20
Class D........................          $ 30,242        $ 5,403,546
-------------------------------------------------------------------------------

For the period October 31, 1997 to February 28, 1998, MLPF&S received contingent deferred sales charges of $411,085 and $43,181 relating to transactions in Class B and Class C Shares, respectively.

In addition, MLPF&S received $40,473 in commissions on the execution of portfolio security transactions for the Fund for the period October 31, 1997 to February 28, 1998.

Merrill Lynch Financial Data Services, Inc. ("MLFDS"), a wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

Accounting services are provided to the Fund by MLAM at cost.

Certain officers and/or directors of the Fund are officers and/or directors of MLAM, PSI, MLFDS, MLFD, and/or ML & Co.

3. INVESTMENTS:

Purchases and sales of investments, excluding short-term securities, for the period October 31, 1997 to February 28, 1998 were $1,487,740,656 and $153,811,470, respectively.

Net realized gains (losses) for the period October 31, 1997 to February 28, 1998 and net unrealized gains (losses) as of February 28, 1998 were as follows:

-------------------------------------------------------------------------------
                                        REALIZED        UNREALIZED
                                         GAINS            GAINS
                                        (LOSSES)         (LOSSES)
-------------------------------------------------------------------------------
Long-term investments..........     $    152,240     $ 163,128,787
Foreign currency transactions..       (1,221,988)          (66,795)
                                    ------------     -------------
Total .........................     $ (1,069,748)    $ 163,061,992
                                    ============     =============
-------------------------------------------------------------------------------

As of February 28, 1998, net unrealized appreciation for Federal income tax purposes aggregated $163,128,787, of which $188,592,782 related to appreciated securities and $25,463,995 related to depreciated securities. At February 28, 1998, the aggregate cost of investments for Federal income tax purposes was $1,383,725,728.

                       MERRILL LYNCH GLOBAL GROWTH FUND, INC., FEBRUARY 28, 1998

NOTES TO FINANCIAL STATEMENTS (CONCLUDED)

4. CAPITAL SHARE TRANSACTIONS:

Net increase in net assets derived from capital share transactions was $1,375,020,847 for the period October 31, 1997 to February 28, 1998.

Transactions in capital shares for each class were as follows:

-------------------------------------------------------------------------------
CLASS A SHARES FOR THE PERIOD                                DOLLAR
OCTOBER 31, 1997+ TO FEBRUARY 28, 1998       SHARES          AMOUNT
-------------------------------------------------------------------------------
Shares sold.............................   3,871,610     $ 39,000,585
Shares redeemed ........................    (303,033)      (3,105,440)
                                           ---------     ------------
Net increase ...........................   3,568,577     $ 35,895,145
                                           =========     ============
-------------------------------------------------------------------------------

+ Prior to October 31, 1997 (commencement of operations), the Fund issued 2,500 shares to MLAM for $25,000.

-------------------------------------------------------------------------------
CLASS B SHARES FOR THE PERIOD                                DOLLAR
OCTOBER 31, 1997+ TO FEBRUARY 28, 1998       SHARES          AMOUNT
-------------------------------------------------------------------------------
Shares sold.............................  100,914,200   $ 1,009,957,399
Automatic conversion of shares..........      (45,127)         (444,445)
Shares redeemed ........................   (3,901,076)      (39,278,253)
                                          -----------   ---------------
Net increase ...........................   96,967,997   $   970,234,701
                                          ===========   ===============
-------------------------------------------------------------------------------


+ Prior to October 31, 1997 (commencement of operations), the Fund issued 2,500 shares to MLAM for $25,000.

-------------------------------------------------------------------------------
CLASS C SHARES FOR THE PERIOD                                DOLLAR
OCTOBER 31, 1997+ TO FEBRUARY 28, 1998       SHARES          AMOUNT
-------------------------------------------------------------------------------
Shares sold.............................   20,516,032   $   205,431,092
Shares redeemed ........................   (1,178,722)      (11,919,392)
                                           ----------   ---------------
Net increase ...........................   19,337,310   $   193,511,700
                                           ==========   ===============
-------------------------------------------------------------------------------

+ Prior to October 31, 1997 (commencement of operations), the Fund issued 2,500 shares to MLAM for $25,000.

-------------------------------------------------------------------------------
CLASS D SHARES FOR THE PERIOD                                DOLLAR
OCTOBER 31, 1997+ TO FEBRUARY 28, 1998       SHARES          AMOUNT
-------------------------------------------------------------------------------
Shares sold.............................   18,955,365   $   189,856,729
Automatic conversion of shares..........       45,078           444,445
                                           ----------   ---------------
Total issued............................   19,000,443       190,301,174
Shares redeemed ........................   (1,487,082)      (14,921,873)
                                           ----------   ---------------
Net increase ...........................   17,513,361   $   175,379,301
                                           ==========   ===============
-------------------------------------------------------------------------------

+ Prior to October 31, 1997 (commencement of operations), the Fund issued 2,500 shares to MLAM for $25,000.

5. COMMITMENTS:

At February 28, 1998, the Fund had entered into foreign exchange contracts under which it had agreed to purchase foreign currency with an approximate value of $14,941,000.

This report is not authorized for use as an offer of sale or a solicitation of an offer to buy shares of the Fund unless accompanied or preceded by the Fund's current prospectus. Past performance results shown in this report should not be considered a representation of future performance. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Statements and other information herein are as dated and are subject to change.

Merrill Lynch
Global Growth Fund, Inc.
Box 9011
Princeton, NJ
08543-9011                                                         #GLBLGR- 2/98


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MERRILL LYNCH GLOBAL GROWTH FUND, INC.

[GRAPHIC]

SEMI-ANNUAL REPORT FEBRUARY 28, 1998